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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS AND 2015 EARNINGS GUIDANCE

        Santa Monica, CA (2/04/15)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2014 which included funds from operations ("FFO") diluted of $158.8 million or $.99 per share-diluted compared to $140.6 million or $.94 per share-diluted for the quarter ended December 31, 2013. Included in the 2014 fourth quarter results is a loss on early extinguishment of debt of $9.1 million or $.06 per share related to the payoff of two high coupon mortgage loans. Net income attributable to the Company was $1.4 billion or $9.51 per share-diluted for the quarter ended December 31, 2014 compared to net income attributable to the Company for the quarter ended December 31, 2013 of $144.9 million or $1.03 per share-diluted. Included in net income in the 2014 fourth quarter and year to date results is a $1.4 billion or $8.88 per share gain on remeasurement resulting from the buyout of partner interests in five malls during the quarter. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio increased 4.4% for the year ended December 31, 2014 to $587 compared to $562 for the year ended December 31, 2013.            On a same center basis, annual sales per square foot have increased to $587 for 2014, up from $574 for 2013.

  •
  The releasing spreads for the year ended December 31, 2014 were up 22%.

  •
  Mall portfolio occupancy was 95.8% at December 31, 2014 compared to 94.6% at December 31, 2013.

  •
  During the quarter the Company increased its' interest in Fashion Outlets of Chicago to 100%.

  •
  During the quarter the Company increased its ownership in five top super regional malls to 100% through a $1.8 billion acquisition of its partners' 49% interest in exchange for common stock and assumption of debt.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "Our solid leasing momentum continued into year-end, with additional occupancy gains and accelerating releasing spreads. In addition, we continued to execute on our deep pipeline of value-add redevelopment and expansion projects while also completing a number of significant transactions which further improved the quality and growth prospects of our portfolio. In particular, we are very pleased to have increased our ownership of five top super regional malls through a common stock for asset exchange with our long-time joint venture partner the Ontario Teachers' Pension Plan Board."

Developments:

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, construction continues on the multifamily and hotel components of this mixed use project which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 527,000 square foot office tower with major tenants Intelsat and Deloitte which opened in August. The office building is currently over 80% leased. A 30-story, 430-unit luxury residential tower; and a 300-room Hyatt Regency hotel are under construction with completion slated in early 2015.

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion, is underway. This 774,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus. The expansion will open in phases starting in fall 2015.

        At both Los Cerritos Center and Scottsdale Fashion Square, expansions are underway to add a Dick's Sporting Goods store and a Harkins Theatre. Both projects are planned for completion in the second half of 2015.

Financing:

        In December, the Company paid off a $156.2 million, 6.76% interest rate loan on Fresno Fashion Fair and a $98 million, 5.8% interest rate loan on Vintage Faire Mall. The Company incurred prepayment penalties totaling $9.1 million related to these early debt extinguishments. The Company has arranged a $280 million, eleven year fixed rate loan on Vintage Faire Mall. The interest rate is 3.49% and the transaction is expected to close in March, 2015.

Acquisitions:

        In November, 2014 the Company closed on the acquisition of its joint venture partner's 49% interest in Queens Center, Washington Square, Los Cerritos Center, Stonewood Center and Lakewood Center from a wholly-owned subsidiary of the Ontario Teachers' Pension Plan Board. Total consideration was approximately $1.8 billion (USD), including the assumption of $672 million of property-level debt. The balance was funded through the direct issuance to a wholly-owned subsidiary of the Ontario Teachers' Pension Plan Board of approximately 17.1 million shares of Macerich common stock, representing a 10.9% common ownership stake in the Company.

        Also in November, the Company closed on the acquisition of joint venture partner AWE Talisman's 40% interest in Fashion Outlets of Chicago for $70 million. With this purchase, Macerich now owns 100% of the recently-developed, 529,000 square foot center which was completed in August 2013 and, as of December 31, 2014, was 94.4% occupied with annual tenant sales of $651 per square foot.

Dispositions:

        In October, the Company sold South Towne Center in Sandy, Utah for $205 million. This 1.2 million square foot mall had annual tenant sales of $344 per square foot.

        Also, during the quarter, the Company sold its 67.5% interest in Camelback Colonnade, a community center in Phoenix, Arizona. The Company's proceeds from this transaction totaled $61.2 million. These transactions increased the Company's 2014 dispositions of non-core assets to $360 million.

2015 Earnings Guidance:

        Management is providing diluted EPS and FFO per share guidance for 2015.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

2015 range
Diluted EPS	$1.28 - $1.38
Plus: real estate depreciation and amortization	2.52 - 2.52
Less: gain on sale of dispositions	.00 .00

Diluted FFO per share	$3.80 $3.90

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, currently celebrating 20 years of trading on the NYSE, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 54 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago, and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section). The call begins Thursday, February 5, 2015 at 10:30 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

        (See attached tables)

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$182,323	$159,967	$0	$(4,349)	$182,323	$155,618
Percentage rents	15,055	13,107	—	(561)	15,055	12,546
Tenant recoveries	96,210	92,138	—	(2,223)	96,210	89,915
Management Companies' revenues	8,733	9,001	—	—	8,733	9,001
Other income	20,588	15,249	—	(192)	20,588	15,057

Total revenues	322,909	289,462	0	(7,325)	322,909	282,137

Shopping center and operating expenses	95,922	91,643	—	(2,482)	95,922	89,161
Management Companies' operating expenses	23,239	24,459	—	—	23,239	24,459
REIT general and administrative expenses	12,073	9,099	—	—	12,073	9,099
Depreciation and amortization	112,517	95,061	—	(1,929)	112,517	93,132
Interest expense	50,748	49,941	—	(2,353)	50,748	47,588
Loss on early extinguishment of debt, net	9,146	655	—	(149)	9,146	506

Total expenses	303,645	270,858	—	(6,913)	303,645	263,945
Equity in income of unconsolidated joint ventures	16,019	22,103	—	—	16,019	22,103
Co-venture expense(b)	(3,315)	(2,633)	—	—	(3,315)	(2,633)
Income tax benefit (expense)	510	(572)	—	—	510	(572)
Gain (loss) on sale or write down of assets, net	74,944	98,423	—	(152,418)	74,944	(53,995)
Gain on remeasurement of assets	1,423,136	14,864	—	—	1,423,136	14,864

Income from continuing operations	1,530,558	150,789	0	(152,830)	1,530,558	(2,041)

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	152,269	—	152,269
Income from discontinued operations	—	—	—	561	—	561

Total income from discontinued operations	—	—	—	152,830	—	152,830

Net income	1,530,558	150,789	—	—	1,530,558	150,789
Less net income attributable to noncontrolling interests	101,337	5,911	—	—	101,337	5,911

Net income attributable to the Company	$1,429,221	$144,878	$0	$0	$1,429,221	$144,878

Average number of shares outstanding—basic	149,924	140,724			149,924	140,724

Average shares outstanding, assuming full conversion of OP Units(c)	160,026	150,348			160,026	150,348

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	160,241	150,375			160,241	150,375

Per share income—diluted before discontinued operations					$9.51	$0.01

Net income per share—basic	$9.52	$1.03			$9.52	$1.03

Net income per share—diluted	$9.51	$1.03			$9.51	$1.03

Dividend declared per share	$0.65	$0.62			$0.65	$0.62

FFO—basic(c)(d)	$158,848	$140,624			$158,848	$140,624

FFO—diluted(c)(d)	$158,848	$140,624			$158,848	$140,624

FFO—excluding early extinguishment of debt—diluted(c)(d)	$167,994	$141,279			$167,994	$141,279

FFO per share—basic(c)(d)	$0.99	$0.94			$0.99	$0.94

FFO per share—diluted(c)(d)	$0.99	$0.94			$0.99	$0.94

FFO per share excluding early extinguishment of debt—diluted(c)(d)	$1.05	$0.94			$1.05	$0.94

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$633,571	$611,888	$0	$(33,775)	$633,571	$578,113
Percentage rents	24,350	24,594	—	(1,438)	24,350	23,156
Tenant recoveries	361,119	355,625	—	(17,853)	361,119	337,772
Management Companies' revenues	33,981	40,192	—	—	33,981	40,192
Other income	52,226	51,928	—	(1,686)	52,226	50,242

Total revenues	1,105,247	1,084,227	0	(54,752)	1,105,247	1,029,475

Shopping center and operating expenses	353,505	349,225	—	(19,430)	353,505	329,795
Management Companies' operating expenses	88,424	93,461	—	—	88,424	93,461
REIT general and administrative expenses	29,412	27,772	—	—	29,412	27,772
Depreciation and amortization	378,716	374,425	—	(17,260)	378,716	357,165
Interest expense	190,689	211,787	—	(14,540)	190,689	197,247
Loss (gain) on early extinguishment of debt, net	9,551	(2,684)	—	1,252	9,551	(1,432)

Total expenses	1,050,297	1,053,986	—	(49,978)	1,050,297	1,004,008
Equity in income of unconsolidated joint ventures	60,626	167,580	—	—	60,626	167,580
Co-venture expense(b)	(9,490)	(8,864)	—	—	(9,490)	(8,864)
Income tax benefit	4,269	1,692	—	—	4,269	1,692
Gain (loss) on sale or write down of assets, net	73,440	207,105	—	(285,162)	73,440	(78,057)
Gain on remeasurement of assets	1,423,136	51,205	—	—	1,423,136	51,205

Income from continuing operations	1,606,931	448,959	0	(289,936)	1,606,931	159,023

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	286,414	—	286,414
Income from discontinued operations	—	—	—	3,522	—	3,522

Total income from discontinued operations	—	—	—	289,936	—	289,936

Net income	1,606,931	448,959	—	—	1,606,931	448,959
Less net income attributable to noncontrolling interests	107,889	28,869	—	—	107,889	28,869

Net income attributable to the Company	$1,499,042	$420,090	$0	$0	$1,499,042	$420,090

Average number of shares outstanding—basic	143,144	139,598			143,144	139,598

Average shares outstanding, assuming full conversion of OP Units(c)	153,224	149,444			153,224	149,444

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	153,371	149,526			153,371	149,526

Per share income—diluted before discontinued operations					$10.45	$1.06

Net income per share-basic	$10.46	$3.01			$10.46	$3.01

Net income per share—diluted	$10.45	$3.00			$10.45	$3.00

Dividend declared per share	$2.51	$2.36			$2.51	$2.36

FFO—basic(c)(d)	$542,754	$527,574			$542,754	$527,574

FFO—diluted(c)(d)	$542,754	$527,574			$542,754	$527,574

FFO—excluding early extinguishment of debt—diluted(c)(d)	$552,305	$524,538			$552,305	$524,538

FFO per share—basic(c)(d)	$3.54	$3.53			$3.54	$3.53

FFO per share—diluted(c)(d)	$3.54	$3.53			$3.54	$3.53

FFO per share excluding early extinguishment of debt—diluted(c)(d)	$3.60	$3.51			$3.60	$3.51

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  (a)
  In April 2014, the Financial Accounting Standards Board issued guidance that amends the definition of discontinued operations by limiting discontinued operations reporting to disposals that represent strategic shifts that have, or will have, a major effect on an entity's operations and financial results. Previously, the Company had reported all disposed properties that qualified as discontinued operations. The Company early adopted this accounting pronouncement in the first quarter of 2014. As a result, the Company's results of operations for all 2014 property disposals are presented within income from continuing operations in the consolidated statements of operations.

  (b)
  This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

  (c)
  The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

  (d)
  The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

  FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO (d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$1,429,221	$144,878	$1,499,042	$420,090
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	100,594	10,033	105,584	29,637
Gain on sale or write down of consolidated assets, net	(74,944)	(98,423)	(73,440)	(207,105)
Gain on remeasurement of consolidated assets	(1,423,136)	(14,864)	(1,423,136)	(51,205)
plus gain on undepreciated asset sales—consolidated assets	477	308	1,396	2,546
plus non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures, net	185	(5,245)	146	(2,082)
(Gain) loss on sale or write down of assets from unconsolidated entities (pro rata), net	(2,528)	(3,295)	1,237	(94,372)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	2,621	169	2,621	602
Depreciation and amortization on consolidated assets	112,517	95,061	378,716	374,425
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,419)	(5,514)	(20,700)	(19,928)
Depreciation and amortization on joint ventures (pro rata)	21,244	20,396	82,570	86,866
Less: depreciation on personal property	(2,984)	(2,880)	(11,282)	(11,900)

Total FFO—basic and diluted	$158,848	$140,624	$542,754	$527,574
Loss (gain) on early extinguishment of debt, net—consolidated assets	9,146	655	9,551	(2,684)
Gain on early extinguishment of debt, net—unconsolidated entities (pro rata)	—	—	—	(352)

Total FFO excluding early extinguishment of debt—diluted	$167,994	$141,279	$552,305	$524,538

Reconciliation of EPS to FFO per diluted share (d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2014	2013	2014	2013
Earnings per share—diluted	$9.51	$1.03	$10.45	$3.00
Per share impact of depreciation and amortization of real estate	0.79	0.72	2.81	2.88
Per share impact of gain on remeasurement, sale or write down of assets, net	(9.31)	(0.81)	(9.72)	(2.35)

FFO per share—diluted	$0.99	$0.94	$3.54	$3.53

Per share impact of loss (gain) on early extinguishment of debt, net	0.06	0.00	0.06	(0.02)

FFO per share excluding early extinguishment of debt—diluted	$1.05	$0.94	$3.60	$3.51

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$1,429,221	$144,878	$1,499,042	$420,090
Interest expense—consolidated assets	50,748	49,941	190,689	211,787
Interest expense—unconsolidated entities (pro rata)	12,165	17,330	61,971	69,224
Depreciation and amortization—consolidated assets	112,517	95,061	378,716	374,425
Depreciation and amortization—unconsolidated entities (pro rata)	21,244	20,396	82,570	86,866
Noncontrolling interests in OP	100,594	10,033	105,584	29,637
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,871)	(8,387)	(31,960)	(31,397)
Loss (gain) on early extinguishment of debt—consolidated entities	9,146	655	9,551	(2,684)
Gain on early extinguishment of debt—unconsolidated entities (pro rata)	—	—	—	(352)
Gain on sale or write down of assets—consolidated assets, net	(74,944)	(98,423)	(73,440)	(207,105)
Gain on remeasurement of assets—consolidated assets	(1,423,136)	(14,864)	(1,423,136)	(51,205)
(Gain) loss on sale or write down of assets—unconsolidated entities (pro rata), net	(2,528)	(3,295)	1,237	(94,372)
Add: Non-controlling interests share of gain (loss) on sale of consolidated assets, net	185	(5,245)	146	(2,082)
Income tax (benefit) expense	(510)	572	(4,269)	(1,692)
Distributions on preferred units	159	184	710	735

EBITDA(e)	$227,990	$208,836	$797,411	$801,875

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2014	2013	2014	2013
EBITDA(e)	$227,990	$208,836	$797,411	$801,875
Add: REIT general and administrative expenses	12,073	9,099	29,412	27,772
Management Companies' revenues	(8,733)	(9,001)	(33,981)	(40,192)
Management Companies' operating expenses	23,239	24,459	88,424	93,461
Straight-line and above/below market adjustments to minimum rents of comparable centers	(3,709)	(4,109)	(9,722)	(12,961)
EBITDA of non-comparable centers	(40,230)	(30,184)	(102,461)	(132,172)

Same Centers—NOI(f)	$210,630	$199,100	$769,083	$737,783

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
MACERICH ANNOUNCES QUARTERLY RESULTS AND 2015 EARNINGS GUIDANCE
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)